NEWS RELEASE

                          ONE PRICE CLOTHING TRANSFERS
                           TO NASDAQ SMALL CAP MARKET

Duncan, SC, January 14, 2003 - One Price Clothing Stores, Inc. (NASDAQ: ONPR) today announced that the listing for its outstanding common shares will transfer from the Nasdaq National Market System to the Nasdaq SmallCap Market as of January 15, 2003. The transfer follows notice from Nasdaq that the Company is not compliant with the minimum required Market Value of Publicly Held Shares (MVPHS). Among other factors, to maintain status on the Nasdaq National Market system, the MVPHS, or market value of all shares excluding those shares held by the Company's officers and 10% shareholders, must equal a minimum combined market value of $5 million. The Company's current market price has resulted in a MVPHS below required levels.

As previously announced, the Company requested a hearing with a Nasdaq Listing Qualifications Panel regarding its compliance with the MVPHS rule, which was held on December 12, 2002. On January 11, 2003, the Company was notified by the Listing Qualifications Panel of its decision to transfer the listing for the Company's common shares to the Nasdaq SmallCap Market. The Company believes it is compliant with the requirements for transfer to the Nasdaq SmallCap Market. The Company's ticker symbol -- "ONPR" -- will remain unchanged.

Leonard M. Snyder, Chairman & Chief Executive Officer, noted: "The transfer of our common shares to the SmallCap Market will not require any alteration in the mechanics of trading our stock since the ticker symbol remains unchanged and will be quoted electronically just as any other Nasdaq security."

One Price Clothing Stores, Inc. operates a national chain of retail specialty stores offering first quality, in-season apparel and accessories for women, children and men at the best price every day. The Company currently operates 610 stores in 30 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands under the One Price & More! and BestPrice! Fashions brands.

FORWARD LOOKING STATEMENTS - All statements contained in this press release as to future expectations and financial results including, but not limited to, statements containing the words "believes," "anticipates," "expects,"
"projects," "should," "will," "plans" and similar expressions, should be considered forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The statements may address items such as future sales, earnings expectations, planned store openings, closings and expansions, future comparable store sales, future product sourcing plans, inventory levels, planned capital expenditures and future cash needs. In addition, the Company may issue press releases and other written communications, and representatives of the Company may make oral statements which contain forward-looking information. There are a number of important factors that could cause the Company's actual results in fiscal 2002 and beyond to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to, changes in the current policies, practices or rules of NASDAQ with respect to continued listing criteria; general economic conditions; fluctuations in interest rates and other economic factors; consumer preferences; weather patterns; competitive factors; pricing and promotional activities of competitors; the impact of excess retail capacity and the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; credit availability, including adequate levels of credit support provided to certain of the Company's vendors by factors and insurance companies; access to additional debt or equity financing; the effect of litigation resulting from the Company's operations; import risks, including potential disruptions and duties, tariffs and quotas on imported merchandise; regulatory matters, including legislation affecting wage rates; and other factors described in the Company's filings with the Securities and Exchange Commission from time to time. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT: H. Dane Reynolds, Senior Vice President & Chief Financial Officer, phone: 864-486-6489 or e-mail: dreynolds@oneprice.com or C. Burt Duren, Vice President-Finance & Treasurer, phone: 864-486-6222 or e-mail: bduren@oneprice.com, both of One Price Clothing Stores, Inc.
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